UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2024

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

of Incorporation)
Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $4.00 per share	Village	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 23, 2024, Village Bank and Trust Financial Corp. (“Village”) entered into an Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among TowneBank, Cardinal Sub, Inc. (“Towne Merger Sub”), a newly formed Virginia corporation and wholly-owned subsidiary of TowneBank, Village and Village Bank, the wholly-owned bank subsidiary of Village (the “Agreement”). Pursuant to the Agreement, Towne Merger Sub will merge with and into Village, with Village as the surviving corporation (the “First Step Merger”). Immediately thereafter, Village will merge with and into TowneBank (the “Second Step Merger”), and immediately after the Second Step Merger, Village Bank will merge with and into TowneBank (the “Bank Merger” and collectively with the First Step Merger and Second Step Merger, the “Transaction”). The boards of directors of each of TowneBank, Towne Merger Sub, Village and Village Bank have unanimously approved the Agreement.

Upon completion of the First Step Merger, each outstanding share of Village common stock will be converted into the right to receive $80.25, without interest, in cash (the “Merger Consideration”), and each share of Village common stock will be cancelled and retired. Shares of Village common stock that are owned by dissenting stockholders who have appropriately asserted appraisal rights under Section 13.1-729, et. seq. of the Virginia Stock Corporation Act (“VSCA”) will be entitled only to payment in cash of the appraised value of the dissenting shares, as determined pursuant to the VSCA. Each Village restricted stock award that is unvested or contingent and outstanding immediately prior to the consummation of the Transaction will vest and convert into the right to receive, without interest, the Merger Consideration payable under the Agreement with respect to shares of Village common stock.

Upon completion of the Transaction, TowneBank will appoint one current member of the Village board of directors (the “Continuing Director”) to the TowneBank board of directors, to serve in such capacity until the next annual meeting of the shareholders of TowneBank following the Bank Merger effective time. TowneBank shall select the Continuing Director in its sole and absolute discretion and in compliance with its governing instruments and corporate governance guidelines, and subject to compliance by TowneBank’s board of directors with its fiduciary duties. TowneBank will nominate and recommend the Continuing Director for reelection to TowneBank’s board of directors at the first annual meeting of the shareholders of TowneBank following the Bank Merger effective time, subject to compliance by Towne’s board of directors with its fiduciary duties and compliance with its governing instruments and corporate governance guidelines.

Additionally, upon completion of the Transaction, each of the current members of Village’s board of directors will be invited to join an advisory Richmond or Chesterfield regional board of directors of TowneBank. Membership on the regional board shall be conditional upon the director executing an agreement providing that such person will not engage in activities competitive with TowneBank until the later of the date that is two (2) years following the Transaction or the date on which he or she ceases to be a member of the TowneBank regional board.

The Agreement contains customary representations, warranties and covenants from TowneBank and Village, including, among others, covenants relating to (1) the conduct of Village’s business during the interim period between the execution of the Agreement and the effective date of the Transaction, (2) Village’s obligation to call a meeting of its shareholders to approve the Agreement, and, subject to certain exceptions, that its board of directors recommend that Village’s shareholders vote to approve the Agreement, and (3) Village’s non-solicitation obligations regarding alternative acquisition proposals. The Agreement provides certain termination rights for TowneBank and Village, and further provides that a termination fee of $4.8 million will be payable by Village in the event that the Agreement is terminated under certain circumstances. Furthermore, in connection with the execution of the Agreement, each of the executive officers, directors and Village’s majority shareholder has entered into certain Affiliate Agreements (as described in Item 8.01 below).

The consummation of the Transaction is subject to various customary conditions, including approval of the Agreement by shareholders of Village, the receipt of all required regulatory approvals and that holders of no more than ten percent of the outstanding shares of Village common stock have duly exercised appraisal rights.  Subject to the satisfaction or waiver of the conditions for closing, the parties anticipate completing the Transaction in the first half of 2025.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, will not survive consummation of the Transaction unless otherwise specified in the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or conditions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding TowneBank, Village, their respective subsidiaries and affiliates or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with other information regarding TowneBank, Village, and their respective subsidiaries and affiliates or their respective businesses, the Agreement and the Trasnsaction that will be contained in or incorporated by reference into the proxy statement of Village, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that TowneBank makes with the Federal Deposit Insurance Corporation (“FDIC”) and that Village makes with the Securities and Exchange Commission (“SEC”).

Item 8.01.   Other Events.

Affiliate Agreements

Simultaneous with the execution of the Agreement, TowneBank and Village entered into Affiliate Agreements with each of the executive officers, directors and the majority shareholder of Village. Each such party to an Affiliate Agreement has agreed, among other things, to vote shares of Village common stock owned by such shareholder and over which such shareholder has voting and investment power in favor of the Transaction and the Agreement (and related plans of merger), and against any competing acquisition proposal, any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of the Agreement or the Affiliate Agreement, or other action, proposal or transaction that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction or the fulfillment of the parties’ respective conditions under the Agreement, except in certain limited circumstances. The Affiliate Agreements will terminate in certain circumstances, including upon consummation of the Transaction or the termination of the Agreement in accordance with its terms.

The foregoing description of the Affiliate Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Affiliate Agreements with each of Village’s executive officers and directors, the form of which is attached as Exhibit 99.1 hereto, and with Village’s majority shareholder, which is attached as Exhibit 99.2 hereto, and which are incorporated by reference herein.

Important Information and Where to Find It

This report does not constitute a solicitation of any vote or approval. Village will deliver a definitive proxy statement to its shareholders seeking approval of the transaction and related matters. In addition, each of TowneBank and Village may file other relevant documents concerning the proposed transaction with the FDIC and the SEC.

Investors, TowneBank shareholders and Village shareholders are strongly urged to read the definitive proxy statement regarding the proposed transaction when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Village and the proposed transaction. Free copies of the definitive proxy statement, as well as other filings containing information about Village, may be obtained after their filing at the SEC’s website (http://www.sec.gov). In addition, free copies of the definitive proxy statement, when available, also may be obtained by directing a request by telephone or mail to Village Bank and Trust Financial Corp., 13319 Midlothian Turnpike, Midlothian, Virginia 23113,

Attention: Investor Relations (telephone: (804) 897-3900), or by accessing Village’s website at https://www.villagebank.com under “About Us - Investor Relations.” The documents described above also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23425, Attention: Investor Relations (telephone: (757) 638-6794), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations.” The information on TowneBank’s and Village’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings that TowneBank makes with the FDIC or that Village makes with the SEC.

TowneBank, Village, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Village in connection with the proposed transaction. Information about the directors and executive officers of Village and other persons who may be deemed participants in the solicitation, including their interests in the transaction, will be included in the definitive proxy statement when it becomes available. Information about TowneBank’s directors and executive officers can be found in TowneBank’s definitive proxy statement in connection with its 2024 annual meeting of shareholders, filed with the FDIC on April 11, 2024. Additional information about Village’s directors and executive officers can be found in Village’s definitive proxy statement in connection with its 2024 annual meeting of shareholders filed with the SEC on April 9, 2024. Free copies of each document may be obtained as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the beliefs, expectations, or opinions of TowneBank and Village and their respective management teams regarding future events, many of which, by their nature, are inherently uncertain and beyond the control of TowneBank and Village. Forward-looking statements may be identified by the use of such words as: “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional terms, such as “will,” “would,” “should,” “could,” “may,” “likely,” “probably,” or “possibly.” These statements may address issues that involve significant risks, uncertainties, estimates, and assumptions made by management, including statements about (i) the benefits of the transaction, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the transaction and (ii) TowneBank’s and Village’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. In addition, these forward-looking statements are subject to various risks, uncertainties, estimates and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Although TowneBank’s and Village’s respective management teams believe that estimates and assumptions on which forward-looking statements are based are reasonable, such estimates and assumptions are inherently uncertain. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Village and Village Bank may not be successfully integrated into TowneBank, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the transaction, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the regulatory approvals required for the transaction may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Village may fail to approve the transaction; (6) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which TowneBank and Village are engaged; (7) competitive pressures in the banking industry that may increase significantly; (8) changes in the interest rate environment that may reduce margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (9) an unforeseen outflow of cash or deposits or an inability to access the capital markets, which could jeopardize TowneBank’s or Village’s overall liquidity or capitalization; (10) changes in the creditworthiness of customers and the possible impairment of the collectability of loans; (11) insufficiency of TowneBank’s or Village’s allowance for credit losses due to market conditions, inflation, changing interest rates or other factors; (12) adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; (13) general economic conditions, either nationally or regionally, that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (14) weather-related or natural disasters, acts of war or terrorism, or public health events (such as the COVID-19 pandemic); (15) changes in the legislative or regulatory environment, including changes in accounting standards and tax laws, that may adversely affect TowneBank’s or Village’s businesses; (16) cybersecurity threats or attacks, whether directed at us or at vendors or other third parties with which we interact, the implementation of new technologies, and the ability to develop and maintain reliable electronic systems; (17) competitors may have greater financial resources and develop products that enable them to compete more successfully; (18) changes in business conditions; (19) changes in the securities market; and (20) changes in the local economies with regard to TowneBank’s and Village’s respective market areas.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in TowneBank’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the FDIC and Village’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC. TowneBank and Village undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among TowneBank, Cardinal Sub, Inc., Village Bank and Trust Financial Corp. and Village Bank*
99.1	Form of Affiliate Agreement, dated as of September 23, 2024, by and among TowneBank, Village Bank and Trust Financial Corp., and certain shareholders of Village Bank and Trust Financial Corp.
99.2	Affiliate Agreement, dated as of September 23, 2024, by and among TowneBank, Village Bank and Trust Financial Corp., and the majority shareholder of Village Bank and Trust Financial Corp.
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: September 25, 2024	By:	/s/ Donald M. Kaloski, Jr.
Donald M. Kaloski, Jr.
Executive Vice President and CFO